EX-10


                            Advice of Borrowing Terms

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
Relationship Office:  South Yorkshire Corporate Business        Date:  18th September 1998
                      Centre

                                Borrower(s)                          Registered Number:
                           C J Vander limited                        763852
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We intend that the facilities listed in Part 1 of the attached Facility Schedule
(the "on-demand facilities") should remain available to the borrower(s) until
11th March 1999 and all facilities should be reviewed on or before that date.
The facilities are, however, subject to the following:

o  the terms and conditions below,

o the specific conditions applicable to an individual facility as detailed in the Facility Schedule,

o  the Security detailed in the attached Security Schedule, and

o  the attached General Terms.

All amounts outstanding are repayable on demand which may be made by us at our discretion at any time and the facilities may be withdrawn, reduced, made subject to further conditions or otherwise varied by us giving notice in writing.


Conditions:

o The following conditions must be satisfied at all times while the facilities are outstanding, but this will not affect our right to demand repayment at any time:

o Monthly management accounts to be provided to us within 21 days of the end of the month to which they relate; to include Profit & Loss, Balance Sheet and Aged Debtor/Creditor listings.

o Audited accounts to be provided to us within 180 days of the financial year end to which they relate.

o Production of the Parent company trading out-turns as soon as they become publicly available.

o Provision of the 'Metal Exchange' account statement, plus prevailing 'balance', on a monthly basis

o The top-slice (pound)250,000 to the overdraft facility remains available upon your prior request and for the specific purpose of sterling silver purchases, which you indicated may be necessary from time to time either to fulfil short-lead orders or to advantage from commodity price movements. We would welcome a copy of the related purchase agreement in such instances.

o Lombard Natwest Commercial Services have been instructed to make contact with a view to an updated assessment of the company's credit management processes, and in particular the Aged Debtor book, given the significant work you have undertaken in recent months in 'cleaning' the overall profile.

o Facilities remain available subject to our agreed lending formula calculated on the following basis:

   [Debtors (less than) 3 months + Stock] x 40% to cover utilized facilities in a ratio (greater than) /= 2:1

   As before, depending on the outcome of the revised debtor assessment, we may be able to increase the flexibility in this respect.

o It is acknowledged that Syratech Inc., the ultimate US parent to CJ Vander Ltd., is legally restricted in its ability to provide any parental guarantee, letter of comfort or postponement to its substantial loan interest in

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   the balance sheet of C J Vander Ltd. It is further acknowledged that the current trading fortunes of C J Vander Ltd are strongly supported by the parent undertaking in the way of tangible cash input, and roll up of accruing 'loan' interest into the capital amount outstanding to the parent with the C J Vander Ltd balance sheet. Given the current lack lustre trading of C J Vander Ltd and insolvent balance sheet footings (i.e. treating the parental support as a long term liability), whilst we are comfortable to continue to extend existing levels of support on the basis of the clear integrity of the parent undertaking, we must reserve our rights to an increase in the interest rate margin charged to 2% above the Banks Base Rate from time to time (currently 7.5%) in the event that the 'quasi' net worth of the C J Vander Ltd balance sheet is seen to diminish - i.e. AFTER taking due note of the level of parental loan support.



/s/  J Sparling
Corporate Manager
For and on behalf of
National Westminster Bank Plc

Acceptance:

To signify your agreement to the terms and conditions outlined above please sign and return the enclosed copy of this Advice of Borrowing Terms within 28 days.

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                               FORM OF ACCEPTANCE

I accept the facility/facilities on the above terms and conditions and confirm that I have been authorized by the Board(s) of Directors of the Borrower(s) to sign this Form of Acceptance on behalf of the Borrower(s).


By (name and title):  /s/  Mike Whitaker, Financial Controller     Date  20/9/98

For and on behalf of: C J Vander Limited


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                                Facility Schedule

Part 1 - Facilities repayable on Demand:

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

                                      Overdraft - Base rate
--------------------------------------------------------------------------------
Account Number:                 00328928; sort code 56 00 20

Name of Borrower                C J Vander Limited

Limit                           (pound)500,000

Purpose:                        To finance working capital/periodic
                                sterling silver purchases

Repayment:                      Fully fluctuating

1st Debit Interest Rate:        1% above the Bank's Base rate

2nd Debit Interest Rate:        4% above the Bank's Base rate/the
                                Bank's unarranged borrowing rate
                                [delete as appropriate] on borrowing
                                over (pound)500,000 or in
                                excess of agreed facilities

Interest Payable:               Quarterly

Arrangement Fee:                (pound)2,500 will be debited on 6/10/98,
                                for the full year period to 6/10/99

Excess Fees:                    We will be entitled to charge an excess fee
                                at the Bank's published rate for each day any
                                agreed limit is exceeded (see our "Services &
                                Charges for Business Customers" brochure for
                                details).
--------------------------------------------------------------------------------

                                    Cheques Negotiations
--------------------------------------------------------------------------------
Name of Borrower:               C J Vander Limited

Limit:                          (pound)10,000

Purpose:                        Negotiation of Foreign Cheques with Recourse

Fees: Subject to separate tariff, calculated on sterling value of cheque. Information available upon request or at the time the service is provided
--------------------------------------------------------------------------------

                                    Settlement Risk
--------------------------------------------------------------------------------
Name of Borrower:               C J Vander Limited

Limit/Frequency:                (pound)200,000 per month

Type and Purpose:               Payroll and creditor payments via BACs
--------------------------------------------------------------------------------
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                                Security Schedule


We rely on the security detailed below [and require additional security where specified] to repay, on demand, all your current and future liabilities [both actual and contingent] to us. These liabilities include, without limitation, those incurred by you under the facility(ies) specified in the Facility Schedule.


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
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Date Executed/New:       Security                Given/to be given by:
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
27/09/89            Cross Guarantee Structure    between C J Vander Ltd Roberts
                                                 & Belk Ltd, John Biggin Ltd, Modern
                                                 Silverware Products Ltd,
                                                 Vander Properties Ltd and  C J
                                                 Vander (Antiques) Ltd.

13/01/74            Mortgage Debenture           Fixed and Floating charge over all
                                                 company assets given by C J Vander
                                                 Ltd

11/11/85            Supplemental Charge          Specific charge over book debts of
                                                 C J Vander Ltd

30/01/74            Mortgage Debenture           Fixed & Floating charge over all
                                                 company assets given by Roberts &
                                                 Belk Ltd.

04/09/91            Supplemental Charge          Specific charge over book debts of
                                                 Roberts & Belk Ltd.

26/04/78            Mortgage Debenture           Fixed & Floating charge over all
                                                 company assets given by John Biggin
                                                 Ltd.

12/03/92            Mortgage Debenture           Fixed & Floating charge over all
                                                 company assets given by Modern
                                                 Silverware Products Ltd.

27/09/89            Mortgage Debenture           Fixed & Floating charge over all
                                                 company assets given by C J Vander
                                                 (Antiques) Ltd.
-------------------------------------------------------------------------------------

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